Exhibit 10.10

NON-QUALIFIED PERFORMANCE-BASED

STOCK OPTION AGREEMENT

FOR COMPANY EMPLOYEES

UNDER NORTHEAST BANCORP

2010 STOCK OPTION AND INCENTIVE PLAN

Name of Optionee:	Heather Campion

Type of Stock:	Voting Common Stock

No. of Option Shares:	59,404

Option Exercise Price per Share:	$13.93

Grant Date:	December 29, 2010

Expiration Date:	December 29, 2020

Pursuant to the Northeast Bancorp 2010 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), Northeast Bancorp (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Voting Common Stock of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

1. Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable upon satisfaction of the performance goals set forth below.

(a) Performance Conditions. This Stock Option shall be exercisable with respect to the number of Option Shares set forth below upon the date as of which both of the following conditions have been satisfied: (i) during the Time Period set forth below, the closing price of the Stock exceeds the applicable Hurdle Price for at least 50 of the previous 75 consecutive trading days (such 50th day, the “Determination Date”) and (ii) the most recent annual assessment completed prior to the applicable Determination Date (or, if the most recent annual assessment completed prior to such Determination Date fails to satisfy the following condition, the first annual assessment completed after the Determination Date that satisfies such condition) of the Company’s internal controls, conducted using criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, concluded that the Company maintained effective internal control over financial reporting, and, if applicable, the attestation report of the Company’s registered public accounting firm regarding internal controls over financial reporting verified such conclusion.

Incremental No. of Option Shares	Performance Conditions
	Time Period	Hurdle Price
19,801	Prior to the 5th anniversary of the Grant Date	$27.86
	Between the 5th and 6th anniversaries of the Grant Date	$31.34
	Between the 6th and 7th anniversaries of the Grant Date	$34.83
19,801	Prior to the 6th anniversary of the Grant Date	$31.34
	Between the 6th and 7th anniversaries of the Grant Date	$34.83
19,802	Prior to the 7th anniversary of the Grant Date	$34.83

Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

(b) Termination of Unexercisable Stock Option. Any portion of this Stock Option that is not exercisable as of the seventh anniversary of the Grant Date shall terminate immediately and be of no further force or effect.

(c) Sale Event. Upon a Sale Event, this Stock Option shall become exercisable in accordance with the exercisability schedule set forth above to the extent the Sale Price (as defined in Section 1 of the Plan) exceeds the applicable Hurdle Price. Notwithstanding the foregoing, in the event the Sale Event is a stock transaction such that the then-existing investors of the Company have a continuing interest in the acquiring company, the parties will use good faith efforts to provide the same economics to the Optionee with respect to this Stock Option.

2. Manner of Exercise.

(a) The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Administrator of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or (v) a combination of (i), (ii), (iii) and (iv) above. Payment instruments will be received subject to collection.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.

(b) The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(c) The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.

(d) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

3. Termination of Employment. If the Optionee’s employment by the Company or a Subsidiary (as defined in the Plan) is terminated, the exercisability of this Stock Option may be accelerated and the period within which to exercise the Stock Option may be subject to earlier termination as set forth below. The Administrator’s determination of the reason for termination of the Optionee’s employment shall be conclusive and binding on the Optionee and his or her representatives or legatees.

(a) Termination Due to Death or Disability. If the Optionee’s employment terminates by reason of the Optionee’s death or disability (as determined by the Administrator) and such death or disability occurs (i) after the first anniversary of the Grant Date and on or prior to the second anniversary of the Grant Date, 20 percent of this Stock Option shall become exercisable as of the date of such death or disability, (ii) after the second anniversary of the Grant Date and on or before the third anniversary of the Grant Date, 40 percent of this Stock Option shall become exercisable as of the date of such death or disability or (iii) after the third anniversary of the Grant Date, 100% of this Stock Option shall become exercisable as of the date of such death or disability. Such Stock Option may thereafter be exercised by the Optionee or the Optionee’s legal representative or legatee (as applicable) until the Expiration Date.

(b) Termination for Cause. If the Optionee’s employment terminates for Cause, any portion of this Stock Option outstanding on such date, whether or not exercisable, shall terminate immediately and be of no further force and effect. For purposes hereof, “Cause” shall have the meaning ascribed to such term in the Employment Agreement by and between the Company and the Optionee.

(c) Termination without Cause or for Good Reason. If the Company terminates the Optionee’s employment without Cause or the Optionee resigns for Good Reason and such termination or resignation occurs (i) prior to the third anniversary of the Grant Date, this Stock Option shall become exercisable as of the date of such termination or resignation with respect to one-third of the total number of Option Shares subject to this Stock Option, and this Stock Option may become exercisable with respect to such additional number of Option Shares that become exercisable (notwithstanding such termination or resignation) during the twelve-month period following the date of termination or resignation (the “Additional Vesting Period”), or (ii) following the third anniversary of the Grant Date, this Stock Option shall become exercisable with respect to the number of Option Shares that become exercisable (notwithstanding such termination or resignation) during the lesser of (x) the Additional Vesting Period and (y) the seven-year period from the Grant Date. Such Stock Option may be exercised, to the extent exercisable after expiration of the Additional Vesting Period (or the seven-year period from the Grant Date, if applicable), until the Expiration Date. Any portion of this Stock Option that is not exercisable after expiration of the Additional Vesting Period (or the seven-year period from the Grant Date, if applicable) shall terminate immediately and be of no further force or effect. For purposes hereof, “Good Reason” shall have the meaning ascribed to such term in the Employment Agreement by and between the Company and the Optionee.

(d) Voluntary Termination. If the Optionee resigns other than for Good Reason, any portion of this Stock Option that is exercisable on the date of termination may be exercised until the Expiration Date.

4. Company’s Right of Repurchase.

(a) Right of Repurchase. The Company shall have the right (the “Repurchase Right”) upon the occurrence of any of the events specified in Section 4(b) below (the “Repurchase Event”) to repurchase from the Optionee (or any Permitted Transferee) some or all (as determined by the Company) of the exercisable portion of this Stock Option in accordance with the terms hereof at the purchase price specified below. The Repurchase Right may be exercised by the Company within 12 months following the date of the Repurchase Event. The Repurchase Right shall be exercised by the Company by giving the Optionee or any Permitted Transferee written notice on or before the last day of the Repurchase Period of its intention to exercise the Repurchase Right, and, together with such notice, tendering to the Optionee or any Permitted Transferee an amount equal to the difference between the Exercise Price per share and the fair market value per share of the underlying shares, multiplied by the number of shares subject to the Stock Option being repurchased (the “Repurchase Price”). The Repurchase Price shall be paid in cash; provided, however, that upon a good faith determination that a cash payment would cause material adverse regulatory consequences, the Company may pay the Repurchase Price with a promissory note that is repaid over a period of time not to exceed two years, with interest equal to the “Prime Rate” determined as of the date the Repurchase Right is exercised. The Repurchase Right shall terminate three years following the Grant Date.

(b) Company’s Right to Exercise Repurchase Right. The Company shall have the Repurchase Right in the event that the Optionee resigns for any reason, other than for Good Reason, death or disability.

(c) Determination of Fair Market Value. The fair market value of the shares shall be, for purposes of this Section 4, the average closing price of the Stock for the thirty trading days preceding the date the Board elects to exercise its repurchase rights in connection with a Repurchase Event.

5. Restriction on Sale of Issued Shares. None of the shares acquired upon exercise of this Stock Option may be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, until the earlier of (i) three years following the exercisability of this Stock Option with respect to such shares or (ii) the sale of at least 50% of the Stock of the Company to an unrelated person or entity in a single transaction. Notwithstanding the foregoing, nothing contained in this Section 5(a) shall prohibit the Optionee from selling and/or otherwise disposing of the shares resulting from exercise of the Stock Option in order to satisfy the payment of the aggregate exercise price or any Federal, state or local taxes incurred on account of the exercise of the Stock Option. This Section 5(a) will terminate and be of no further force or effect upon the earliest to occur of (i) a termination of Optionee’s employment by the Company without Cause or by the Optionee for Good Reason, (ii) a termination of Optionee’s employment due to death or disability or (iii) a termination of Optionee’s employment by the Optionee for any reason following the expiration of the initial three-year term of the employment agreement between the Company and the Optionee.

6. Recoupment Policy. The Optionee acknowledges and agrees that this Stock Option shall be subject to cancellation, and any Shares issued upon exercise of this Stock Option shall be subject to repurchase at cost, in each case at the discretion of the Board and to the extent permitted by applicable law, if (i) the Board determines that gross negligence, intentional misconduct or fraud by the Optionee caused or was a significant contributing factor to a materially adverse restatement of the Company’s financial statements and (ii) the vesting of such Stock Option was calculated or contingent upon the achievement of financial or operating results that were affected by the restatement and the vesting of such Stock Option would have been less had the financial statements been correct.

7. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

8. Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

9. Tax Withholding. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Optionee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

10. No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Optionee at any time.

11. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

NORTHEAST BANCORP

By:	/s/ Robert Glauber
Name: Robert Glauber
Title: Chairman of the Board of Directors

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:	December 29, 2010	/s/ Heather Campion
Optionee’s Signature

Optionee’s name and address:

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